EXHIBIT 99.1

General Employment Announces Results for the Fiscal 2016 First Quarter

Adjusted EBITDA of $942,000; Revenue up 82% to $17.6 Million

Naperville, IL, February 16, 2016 /Accesswire / – General Employment Enterprises, Inc. (NYSE MKT: JOB) ("the Company" or "General Employment"), a provider of professional staffing services and solutions, today announced results for the first quarter ended December 31, 2015.

2016 First Quarter Highlights

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Revenue for the fiscal 2016 first quarter was $17.6 million up 82% over the first quarter of fiscal 2015. Contract staffing services contributed $16 million or 91% of revenue and direct placement services contributed $1.6 million or 9% of revenue. This compares to contract staffing services of $8.2 million or 85% of revenue and direct placement services of $1.5 million or 15% of revenue respectively for the same quarter of fiscal 2015. Revenue from the combined professional contract and professional direct placement services revenue which is comprised of staffing and solutions in the information technology, engineering, healthcare and finance & accounting specialties was $11.6 million and represents 66% of total revenue for the 2016 first quarter compared to $3.1 million or 33% of total revenue for first quarter of 2015. The revenue mix shift is due to the execution of the Company's strategic plan to focus on the higher margin professional staffing and solutions services sectors through organic growth and acquisitions.

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Gross margin for the first quarter ended December 31, 2015 ( including direct placement services) was 30% compared to approximately 28.3% (as adjusted for an Ohio workers compensation rebate; gross margin 31.1% with rebate) for the first quarter ended December 31, 2014. Professional contract staffing services gross margin (excluding direct placement services) for the 2016 first quarter was 29.6% compared to 33.7% for the 2015 first quarter. The change in professional contract staffing services gross margin was primarily due to increased revenue, specialty revenue mix change and gross margin differential from revenue contributed by acquisitions. Industrial contract services gross margin for the 2016 first quarter was 11.7% compared to approximately 11% (as adjusted for an Ohio workers compensation rebate; 15.2% gross margin with rebate) for the 2015 first quarter.

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Selling, general and administrative expenses (SG&A) as a percentage of revenue for the 2016 first quarter was approximately 25.6% compared to 31% of revenue for the 2015 first quarter; a decline of approximately 5.4 percentage points.

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Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expense, acquisition, merger & integration expenses and loss on change in derivative liability (adjusted EBITDA, a non-GAAP financial measure) for the first quarter ended December 31, 2015 was approximately $942,000 vs. approximately $59,000 for the comparable prior year first quarter.

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Adjusted net working capital as of December 31, 2015 and the adjusted current ratio (non-GAAP financial measures) were approximately $1.5 million and 1.1 respectively compared to an adjusted negative net working capital and adjusted current ratio of approximately $1 million and .86 as of December 31, 2014. The 2016 first quarter adjusted net working capital and adjusted current ratio were computed eliminating $1.5 million in potential noncash payments (earn outs and purchase price adjustments payable in the Company's common stock) included in current liabilities on General Employment's balance sheet as of December 31, 2015. The adjusted negative net working capital and adjusted current ratio for the first quarter of 2015 was computed by eliminating a noncash derivative liability (related to convertible debt) of approximately $3.2 million included in current liabilities on the Company's balance sheet as of December 31, 2014.

•	Shareholders' equity as of December 31, 2015 was approximately $21.8 million up from a deficiency of approximately $1.3 million as of December 31, 2014.

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The aforementioned 2016 First Quarter Highlights and Financial Information should be read in conjunction with (1) all of the financial and other information included in General Employment's Quarterly Reports on Form 10Q, Current Reports on Forms 8K & 8K/A, Information Statements on Schedules 14A & 14C, and Annual Reports on Form 10K filed with the SEC for the fiscal years 2014, 2015, and 2016, the discussion of financial results in this press release, and the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial measures and financial information to that prescribed by GAAP. These non-GAAP financial measures and metrics of financial results or financial performance are not a substitute for financial measures provided by GAAP. Financial information provided in this press release consists of estimates, projections and certain assumptions that are considered forward looking statements and that are predictive in nature, depend on future events and the projected financial results may not be realized nor are they guarantees of future performance.

2016 First Quarter Financial Results: Discussion

The Company reported consolidated revenue of $17.6 million for the first quarter ended December 31, 2015 up 82% as compared to revenue of $9.7 million for the first quarter ended December 31, 2014. Contract staffing services contributed $16 million or 91% of consolidated revenue and direct placement services contributed $1.6 million or 9% of consolidated revenue for the 2016 first quarter versus $8.2 million or 85% of consolidated revenue and $1.5 million or 15% of consolidated revenue respectively for the 2015 first quarter. The increase in contract staffing services revenue of $7.8 million for the first quarter ended December 31, 2015 over the comparable prior year first quarter was primarily due to an increase of approximately $8.3 million in professional contract staffing services revenue including significant contributions from the acquisitions made during the fiscal year ended September 30, 2015 and the first quarter of 2016. The professional contract services revenue for the quarter includes staffing and solutions in the information technology, engineering, healthcare and finance and accounting specialties. General Employment's strategic plan contemplates both internal and acquisition growth in the aforementioned higher margin and more profitable professional services sectors of staffing. Industrial contract services revenue for the 2016 first quarter was $6 million compared to $6.5 million for the 2015 first quarter. The decrease in revenue of approximately $500,000 was attributed to the Company's focus on improved profitability and movement away from lower margin and less profitable staffing customers.

General Employment's overall contract staffing services gross profit margin including direct placement services (recorded at 100% gross margin) for the first quarter ended December 31, 2015 was 30% versus approximately 28.3% (as adjusted for an Ohio workers compensation rebate which lowered the cost of contract services in the industrial staffing segment; overall gross margin with the rebate included was approximately 31.1%) for first quarter ended December 31, 2014. Professional contract staffing services gross margin (excluding direct placement services) was 29.6% for the 2016 first quarter compared to 33.7% for the 2015 first quarter. The change in professional contract staffing services gross margin was primarily due to increased revenue, specialty revenue mix composition (information technology, engineering, healthcare and finance and accounting) and gross margin differential from revenue contributed by acquisitions which may have a lower gross margin percentage but a higher dollar gross profit spread (the difference between the bill rates and pay rates) which contributed to greater profitability in professional contract staffing services for the 2016 first quarter versus the 2015 first quarter. The Company's industrial staffing services gross margin for the 2016 first quarter was 11.7% versus 15.2% for the 2015 first quarter which includes the impact of a significant Ohio workers compensation rebate received which lowered workers compensation expense in that quarter. Without the Ohio workers compensation rebate included in the gross margin computation, the first quarter 2015 industrial staffing services gross margin would be approximately 11.0%.

The Company's selling, general and administrative expenses (SG&A) for the first quarter ended December 31, 2015 declined as a percentage of revenue and was approximately 25.6% compared to 31% of revenue for the first quarter ended December 31, 2014. The Company's increase in revenue for the 2016 first quarter, elimination of duplicative costs and expense controls put in place during the quarter and the prior fiscal year contributed to the economies of scale. SG&A increased by approximately $1.5 million to approximately $4.5 million for the 2016 first quarter compared to approximately $3 million for the first quarter ended December 31, 2014. The increase in SG&A in the 2016 first quarter was primarily related to the inclusion of selling, general and administrative expenses of the acquired companies (Scribe Solutions, Agile & Access Data) and an increase of approximately $110,000 over the 2015 first quarter in noncash stock and stock option compensation expenses.

General Employment's adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expense, acquisition, integration and restructuring expenses and loss on change in derivative liability (adjusted EBITDA, a non-GAAP financial measure) was approximately $942,000 for the first quarter ended December 31, 2015 compared to $59,000 for the first quarter ended December 31, 2014.

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General Employment recorded a GAAP loss from operations of approximately $69,000 for the first quarter ended December 31, 2015 compared to a GAAP loss from operations of approximately $145,000 for the first quarter ended December 31, 2014. After eliminating the noncash stock and stock option expenses and the acquisition, integration and restructuring expenses included in the GAAP loss from operations, non-GAAP adjusted income (loss) from operations (a non-GAAP financial measure) was approximately $539,000 for the 2016 first quarter and approximately $(63,000) for the 2015 first quarter. GAAP net loss for the first quarter ended December 31, 2015 was approximately $394,000 compared to a GAAP net loss for the first quarter ended December 31, 2014 of approximately $3.4 million. After eliminating the loss on the change in derivative liability, the noncash stock and stock option expenses and the acquisition, integration and restructuring expenses included in the GAAP net loss, the Company had an adjusted non-GAAP net income (a non-GAAP financial measure) of approximately $214,000 for the first quarter ended December 31, 2015 compared to an adjusted non-GAAP net loss (a non-GAAP financial measure) of approximately $210,000 for the first quarter ended December 31, 2014.

The Company uses the above-mentioned non-GAAP financial measures internally to evaluate its operating performance and for planning purposes and believes that these are useful financial measures also used by investors. These non-GAAP financial measures are not a substitute for financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in the Form 10-K for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company's financial results. The reconciliations of non-GAAP adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (loss), non-GAAP adjusted net income (loss) to GAAP net income (loss) and all pro-forma financial information referred to in the highlights or elsewhere in this press release are provided in the schedules that are a part of this press release.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of General Employment, commented, " We are most pleased with achieving adjusted EBITDA of approximately $942,000 for the first quarter of 2016, an 82% increase in revenue compared to the prior year first quarter and increasing our professional staffing services and solutions revenue to 66% of total revenue for the quarter. Also, with the recent addition of Dallas based Paladin Consulting we continued to build out our geographic footprint, expand our national delivery network and broaden our service offerings in the information technology, engineering and finance and accounting specialty staffing sectors as well as enhance General Employment's capabilities in providing services to companies utilizing managed service providers (MSP) and vendor management systems (VMS)."

Mr. Dewan added, "We still see strong demand for our professional specialty staffing services and solutions propelled by a very low U.S. unemployment rate for highly skilled labor, a healthy domestic job market for many professional occupations and secular drivers fueling the increased use of flexible on demand staffing."

Use of Non-GAAP Financial Measures and Pro Forma Financial Information

To supplement the Company's consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including adjusted non-GAAP income or loss from operations, adjusted non-GAAP net income or loss, adjusted non-GAAP EBITDA and pro forma financial information because management uses these supplemental non-GAAP financial measures and pro forma financial information to evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company's ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company's performance. Non-GAAP adjusted income or loss from operations is defined GAAP income or loss from operations adjusted for noncash stock compensation and stock option expenses and acquisition, integration and restructuring costs. Non-GAAP adjusted net income or net loss is defined by General Employment as GAAP net income or net loss excluding non-cash, non-operating changes in value of derivative liability and loss on debt extinguishment related to the conversion option on its convertible debt, noncash stock compensation and stock option expense and acquisition, integration and restructuring costs. Non-GAAP adjusted EBITDA is defined by the Company as net income or loss from continuing operations before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash gain or loss from changes in the value of the derivative liability related to the conversion option on its convertible debt, gain or loss from extinguishment of debt related to the convertible note payable, plus non-cash stock option and stock-based compensation and acquisition, integration and restructuring costs. Non-GAAP adjusted EBITDA is not a term defined by GAAP and, as a result, the Company's measure of non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company's financial statements prepared in accordance with GAAP included in General Employment's Form 10Q and Form 10K filed for the respective fiscal periods with the SEC. Reconciliations of non-GAAP adjusted income or loss from operations to GAAP income or loss from operations, non-GAAP adjusted net income or net loss to GAAP net income or net loss, GAAP net income or net loss to non-GAAP adjusted EBITDA.

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Loss)

Quarter Ended December 31,

(In thousands)

	2015	2014
Net loss, GAAP	$(394)	$(3,407)
Interest expense, net	325	147
Depreciation and amortization	403	122
Stock compensation & stock option expenses	162	52
Acquisition, integration & restructuring	446	30
(Gain) or loss on change in derivative liability	-	3,115
Loss on extinguishment of debt	-	-

Non-GAAP adjusted EBITDA	$942	$59

Reconciliation of Non-GAAP Adjusted Income (Loss) from Operations

Quarter Ended December 31,

(In thousands)

	2015	2014
Loss from operations, GAAP	$(69)	$(145)
Stock compensation & stock option expense	162	52
Acquisition, integration & restructuring	446	30
Non-GAAP adjusted income (loss) from operations	$539	$(63)

Reconciliation of Non-GAAP Adjusted Net Income (Loss)

Quarter Ended December 31,

(In thousands)

	2015	2014
Net income (loss), GAAP	$(394)	$(3,407)
Stock compensation & stock option expense	162	52
Acquisition, integration & restructuring	446	30
(Gain) loss on change in derivative liability	-	3,115
Non-GAAP adjusted net income (loss)	$214	$(210)

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Reconciliation of Non-GAAP Adjusted Net Working Capital

As of December 31,

(In thousands)

	2015	2014

Net working capital, GAAP	$(26)	$(4,302)

Noncash (stock) contingent payments included in current liabilities	1,500	-

Noncash derivative liability included in current liabilities	-	3,246

Non-GAAP adjusted net working capital	$1,474	$(1,056)

Reconciliation of Non-GAAP Adjusted Current Ratio

As of December 31,

(In thousands)

	2015	2014

Current assets, GAAP	$14,232	$6,609

Current liabilities, GAAP	$14,258	$10,911
Noncash (stock) contingent payments included in current liabilities	1,500	-
Noncash derivative liability included in current liabilities	-	3,246
Adjusted non-GAAP current liabilities	12,758	7,665
Current Assets/Adj. non- GAAP Current Liabilities	14,232/12,758	6,609/7,665
Non-GAAP Adjusted Current Ratio	1.12	.86

About General Employment Enterprises, Inc.

General Employment Enterprises, Inc. was incorporated in the State of Illinois in 1962, is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions, and light industrial staffing services through the names of General Employment, Access Data Consulting, Agile Resources, Ashley Ellis, Triad, Omni-One and Paladin Consulting. Also, in the healthcare sector, General Employment through its Scribe Solutions brand staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

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Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain or are prefaced by words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact: General Employment Enterprises, Inc.
Andrew J. Norstrud 813.803.8275
invest@genp.com

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